Exhibit 10.12

MEMORANDUM OF ORAL SUBLEASE

Next Generation Energy Corp. (“NGEC”) and Capitol Homes Remodeling, LLC (“Capitol”) have orally agreed that NGEC will pay Capitol $1,300 per month for the right to use 1,222 square feet of office space that Capitol leases at 7351 (N) Lockport Place, Lorton, VA 22079.  The sublease will be month-to-month, and is terminable at will by NGEC or Capitol.